UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 29, 2012

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 29, 2012, the Court of Appeal of the State of California, Second Appellate District, issued a unanimous decision in favor of NRFC NNN Holdings, LLC, a subsidiary of NorthStar Realty Finance Corp. (the “Company” and, together with its subsidiaries, “we,” “our” or “us”) overturning a judgment issued by the Superior Court of California for the County of Los Angeles in connection with a dispute initiated in August 2009 between GECCMC 2005-CI Plummer Office Limited Partnership (“GECCMC”), and NNN Holdings and another of our subsidiaries, NRFC Sub Investor IV, LLC, involving net lease investments that were formerly leased to Washington Mutual Bank.

The ruling directs the Superior Court to enter summary judgment in our favor and reverses the award against us in the amount of $46 million plus costs, attorneys' fees, prejudgment interest and accrued interest that we estimated to total approximately $6 million.  Furthermore, the Court of Appeal awarded us costs on appeal.  As a result of the ruling, for the quarter ended March 31, 2012, we will reverse the $20 million reserve that we recorded in connection with the litigation.  While GECCMC may ask the Court of Appeal to rehear its decision and the California Supreme Court to review it, assuming these efforts are unsuccessful, we will receive a return of the $26 million of cash we posted as collateral in connection with a general agreement of indemnity that we were required to maintain with an issuer of surety bonds.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties. In addition, NorthStar engages in asset management and other activities related to real estate and real estate finance.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like "may,” “will,” and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, whether the Court of Appeal’s decision is reheard or is further reviewed by the California Supreme Court and whether the current ruling will stand or be reversed.  Factors that could cause actual results to differ materially from those in the forward-looking statements are further specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the SEC. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. NorthStar expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: April 2, 2012	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: General Counsel and Assistant Secretary